Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

Qualcomm Board of Directors Unanimously Rejects Broadcom’s Unsolicited Proposal

Proposal is not in the Best Interests of Shareholders and Dramatically Undervalues Qualcomm

SAN DIEGO — November 13, 2017 — Qualcomm Incorporated (NASDAQ: QCOM) (“Qualcomm” or the “Company”) today announced that its Board of Directors unanimously rejected the unsolicited proposal announced by Broadcom Limited (“Broadcom”) on November 6, 2017.

“It is the Board’s unanimous belief that Broadcom’s proposal significantly undervalues Qualcomm relative to the Company’s leadership position in mobile technology and our future growth prospects,” said Paul Jacobs, Executive Chairman and Chairman of the Board of Qualcomm Incorporated.

“No company is better positioned in mobile, IoT, automotive, edge computing and networking within the semiconductor industry. We are confident in our ability to create significant additional value for our stockholders as we continue our growth in these attractive segments and lead the transition to 5G,” said Steve Mollenkopf, Chief Executive Officer of Qualcomm Incorporated.

“The Board and Management are singularly focused on driving value for Qualcomm’s shareholders. After a comprehensive review, conducted in consultation with our financial and legal advisors, the Board has concluded that Broadcom’s proposal dramatically undervalues Qualcomm and comes with significant regulatory uncertainty. We are highly confident that the strategy Steve and his team are executing on provides far superior value to Qualcomm shareholders than the proposed offer,” said Tom Horton, Presiding Director for Qualcomm Incorporated.

About Qualcomm

Qualcomm’s technologies powered the smartphone revolution and connected billions of people. We pioneered 3G and 4G – and now we are leading the way to 5G and a new era of intelligent, connected devices. Our products are revolutionizing industries, including automotive, computing, IoT, healthcare and data center, and are allowing millions of devices to connect with each other in ways never before imagined. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. To learn more, visit Qualcomm’s website, blog, Twitter and Facebook pages.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will,” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

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